Exhibit 5.1

June 14, 2012

DCP Midstream Partners, LP

DCP Midstream Operating, LP

370 17th Street, Suite 2775

Denver, Colorado 80202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to DCP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and DCP Midstream Operating, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Partnership, the “Registrants”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Registrants on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act, of:

(i) common units representing limited partnership interests in the Partnership (the “Common Units”);

(ii) debt securities, in one or more series, consisting of notes or other evidences of indebtedness of the Operating Partnership (the “Debt Securities”); and

(iii) guarantees of the Debt Securities by the Partnership (the “Guarantees”).

The Common Units, Debt Securities and the Guarantees are collectively referred to herein as the “Securities.” The Debt Securities and the Guarantees are to be issued pursuant to the Indenture, dated September 30, 2010 (the “Base Indenture”), as such Base Indenture may be amended and supplemented from time to time, between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the filing of the Registration Statement.

As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), records and documents of the Registrants, certificates of officers of the Registrants and of public officials, and other instruments and documents as we deemed relevant or

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necessary for the purposes of the opinions set forth below, including, but not limited to, the Registration Statement, the Base Indenture, the base prospectus contained in the Registration Statement (the “Prospectus”), the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 1, 2006, as amended by Amendment No. 1 thereto, dated as of April 11, 2008, and Amendment No. 2 thereto, dated as of April 1, 2009 (as so amended, the “Partnership Agreement”), the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated December 7, 2005 (the “Operating Partnership Agreement”), and the Certificate of Limited Partnership of the Operating Partnership filed with the Secretary of State of the State of Delaware.

In making our examination, we have assumed: (i) the legal capacity of all natural persons and that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, electronic, conformed, or photostatic copies; (iv) that each person signing in a representative capacity (other than on behalf of the Registrants) any document reviewed by us had authority to sign in such capacity; (v) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vi) the accuracy, completeness and authenticity of certificates of public officials; (vii) there are no agreements or understandings between or among any of the parties to the Indenture, the Securities or the Guarantees that would expand, modify or otherwise affect the terms of the Indenture, the Securities or the Guarantees or the respective rights or obligations of the parties thereunder; and (viii) the Registration Statement and the organizational documents of each of the Partnership and the Operating Partnership, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein, and any securities issuable upon conversion, exchange, redemption or exercise of any of the Securities being offered will be duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise.

We have also assumed that any execution, delivery, and performance of a Definitive Purchase Agreement (as defined below) will not: (i) violate, conflict with, result in a breach of, or require any consent under, the Partnership Agreement, the Operating Partnership Agreement, charters, bylaws or equivalent organizational documents of either of such parties or the laws of the jurisdictions of organization or applicable laws with respect to such parties; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body having jurisdiction over either of such parties or any of their assets; or (iii) constitute a breach or violation of any agreement or instrument that is binding upon either of such parties. We have assumed that each party to a Definitive Purchase Agreement has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each party to a Definitive Purchase Agreement has the legal capacity, power, and authority (partnership, corporate or otherwise) to enter into, deliver, and

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perform its obligations under a Definitive Purchase Agreement, and that each Definitive Purchase Agreement will constitute the valid and legally binding obligation of all parties thereto, enforceable against them in accordance with the terms of each Definitive Purchase Agreement. We have also assumed the accuracy of all other information provided to us by the Registrants during the course of our investigations, upon which we have relied in issuing the opinions expressed below. We have relied upon a certificate and other assurances of officers of the general partner of the Partnership (the “General Partner”), officers of the general partner of the Operating Partnership (the “OLP GP”), and others as to factual matters without having independently verified such factual matters.

In connection with the opinions hereinafter expressed, we have assumed that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments), will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and any appropriate prospectus supplement;

(iv) at the Relevant Time, all partnership or other action required to be taken by the Partnership and the Operating Partnership to duly authorize each proposed issuance of the Securities and any related documentation (including (a) the due reservation of any Common Units for issuance upon exercise, conversion or exchange of any Securities that are by their terms convertible or exchangeable into such Common Units (each, a “Convertible Security”), and (b) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 and 2 below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Units in certificated form, including upon exercise, conversion or exchange of any Convertible Security, the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units;

(vi) at the Relevant Time, a definitive underwriting, purchase, or other similar agreement (a “Definitive Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and, if applicable, the Operating Partnership, and the other parties thereto;

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(vii) at the time of execution, authentication, issuance, and delivery of any Debt Securities and Guarantees, the Base Indenture, and any supplemental indenture will be the valid and legally binding obligation of the Trustee and shall have been duly qualified under the Trust Indenture Act of 1939; and

(viii) at the time of the execution, authentication, issuance, and delivery of the Debt Securities and the Guarantees, the Base Indenture will have been duly authorized, executed and delivered by the Partnership and the Operating Partnership.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the qualifications, assumptions, and limitations stated herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that:

1. With respect to the Common Units, when such Common Units have been duly executed (in the case of certificated shares) and delivered either (a) in accordance with the applicable Definitive Purchase Agreement providing for their issuance and in exchange for the consideration provided for therein, or (b) upon conversion or exercise of any Convertible Security in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, and the previous occurrence of the events described in paragraph 2, clauses (a) through (c) below, the Common Units will be validly issued, fully paid, and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware Act and except as otherwise described in the Prospectus or in any prospectus supplement).

2. With respect to the Debt Securities and the Guarantees, when (a) the terms and conditions of such Debt Securities and Guarantees have been duly established by supplemental indenture or officer’s certificate in accordance with the terms and conditions of the Base Indenture, (b) any such supplemental indenture (together with the Base Indenture, the “Indenture”) has been duly executed and delivered by the Company and the Trustee, and (c) such Debt Securities and Guarantees have been executed (in the case of certificated Debt Securities and Guarantees), delivered and authenticated in accordance with the terms of the Indenture and issued and sold for the consideration set forth in the applicable Definitive Purchase Agreement, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Operating Partnership and the Partnership, as applicable, enforceable against the Operating Partnership and the Partnership, as applicable, in accordance with their terms.

The opinions expressed herein are qualified in the following respects:

A. Our opinion set forth in paragraph 2 above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, including the effect of

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statutory or other laws regarding fraudulent transfers or preferential transfers; and (ii) general equitable principles, including the concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether considered in a proceeding in equity or at law).

B. We have not considered, and we express no opinion as to, the laws of any jurisdiction other than the State of New York, federal laws of the United States of America and the Delaware Act (to the extent relevant to this opinion), in each case as in effect on the date hereof. This opinion is limited to the effect of the current state of the laws of the State of New York, federal laws of the United States of America and the Delaware Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

C. We express no opinions concerning the (i) validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) enforceability of indemnification, exculpation, or contribution provisions to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (iii) any waiver of the right to a jury trial; or (iv) any waiver of stay, extension or usury laws or of unknown future rights.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Holland & Hart LLP